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                                                                    EXHIBIT 11.1

                RECOGNITION INTERNATIONAL INC. AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS (LOSS) PER SHARE
                                  (Unaudited)
                         (thousands, except per share)

                                                              Three months ended                 Nine months ended
                                                                    July 31,                          July 31 ,
                                                         --------------------------         --------------------------
                                                           1995              1994             1995             1994
                                                         --------         ---------         ---------        ---------
Primary:
Net income (loss)                                        $ 1,112          $(26,426)          $ 1,258         $(27,161)
                                                         ========         =========          ========        =========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                             15,355            15,056            15,294           14,965
   Net shares issuable on exercise
       of certain stock options                              298               418               254              730
                                                         --------         ---------         ---------        ---------

   Weighted average shares
       outstanding, as adjusted                           15,653            15,474            15,548           15,695
                                                         ========         =========          ========        =========

   Earnings (loss) per share -
       primary                                           $   .07          $  (1.71)          $   .08         $  (1.73)
                                                         ========         =========          ========        =========

Fully Diluted (A):
-----------------
Earnings:
   Net income (loss)                                     $ 1,112          $(26,426)          $ 1,258         $(27,161)
   Add after tax interest expense
       applicable to 7 1/4% convertible
       subordinated debentures                               919               919             2,756            2,756
                                                         --------         ---------          --------         --------

   Net income (loss), as adjusted                        $ 2,031          $(25,507)          $ 4,014         $(24,405)
                                                         ========         =========          ========        =========

Shares:
   Weighted average shares
       outstanding, net of treasury
       shares                                             15,355            15,056            15,294           14,965
   Shares issuable assuming
       conversion of 7 1/4% convertible
       subordinated debentures                             3,088             3,088             3,088            3,088
   Net shares issuable on exercise
       of certain stock options                              417               418               253              730
                                                         --------         ---------          --------        ---------

   Weighted average shares
       outstanding, as adjusted                           18,860            18,562            18,635           18,783
                                                         ========         =========          ========        =========

Earnings (loss) per share -
   fully diluted                                         $   .11          $  (1.37)          $   .22         $  (1.30)
                                                         ========         =========          ========        =========

Note A: This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.